EXHIBIT 77C

                      CERTIFICATE OF INSPECTORS OF ELECTION

                     CERTIFICATE OF INSPECTORS OF ELECTION

                       SPECIAL MEETING OF SHAREHOLDERS OF

                  MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

            HOLDING SHARES OF MERRILL LYNCH RATED INSTITUTIONAL FUND


The undersigned, being duly appointed and qualified as Inspectors of Election at the Special Meeting of Shareholders of Merrill Lynch Funds For Institutions Series (the "Trust") holding shares of Merrill Lynch Rated Institutional Fund (the "Acquired Fund") held on February 5, 2001 at the offices of Merrill Lynch Investment Managers, L.P., One Financial Center, 23rd Floor, Boston, Massachusetts 02111, do certify as follows:

1. Before discharging our duties as Inspectors of Election at the said meeting, we took and subscribed to an oath to perform faithfully the duties of Inspectors of Election with strict impartiality and to the best of our abilities.

2. At said meeting, we examined the list of holders of shares of beneficial interest of the Acquired Fund as of the close of business on January 5, 2001, the record date for said meeting (the "Record Date"), and the written proxies and ballots presented to us. At the close of business on the Record Date, there were 272,086,380.70 shares of beneficial interest of Acquired Fund issued and outstanding and entitled to vote. We determined that 204,868,159.71 shares of beneficial interest were represented in person or by proxy at the meeting. Therefore, there were represented in person or by written proxy, 75.3% of the shares of beneficial interest of Acquired Fund entitled to vote at the meeting, which percentage constituted a quorum pursuant to the requirements of the laws of the Commonwealth of Massachusetts and the By-laws of the Trust, as amended.

3. The result of the vote taken by ballot with respect to the proposal to approve or disapprove the Agreement and Plan of Reorganization, dated as of September 11, 2000, providing for the acquisition of substantially all of the assets of the Acquired Fund by Merrill Lynch Institutional Fund ("Acquiring Fund"), a series of the Trust, and the assumption of substantially all of the liabilities of the Acquired Fund by the Acquiring Fund, in exchange solely for an equal aggregate value of shares of beneficial interest of the Acquiring Fund, with all shares voting as a single class, was as follows:

                FOR                     AGAINST                 ABSTAIN

          191,378,756.92               74,232.37             13,415,170.42

At least two-thirds of the outstanding shares of beneficial interest of the Acquired Fund on the Record Date having been voted at this meeting at which a quorum was present in favor of the proposal, with all shares voting as a single class, such proposal has been duly adopted.

                                                                   NYB 1221948.3

IN WITNESS THEREOF, we have made the foregoing report and subscribe our names this 9th day of February, 2001.


                              By:/s/William M. Breen
                                 -------------------------------------------
                                 William M. Breen - Inspector of Election


                              By:/s/Michael V. Petrella
                                 -----------------------------------------------
                                 Michael V. Petrella - Inspector of Election


                                                                   NYB 1221948.3

                   MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111

                                   ----------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                   ----------

                          TO BE HELD ON APRIL 27, 2001

TO THE SHAREHOLDERS OF:

        MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Merrill Lynch Funds for Institutions Series (the "Trust") will be held at the offices of Merrill Lynch Investment Managers, L.P., One Financial Center, 23rd Floor, Boston, Massachusetts 02111 on Friday, April 27, 2001, at 10:00 a.m., Eastern time, for the following purposes:

        (1) To consider and act upon a proposal to amend the Trust's charter to permit the Board of Trustees to reorganize the Trust into a master/ feeder structure; and

        (2) To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Trustees of the Trust has fixed the close of business on February 12, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

        A complete list of the shareholders of the Trust entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Trust for any purpose germane to the Meeting during ordinary business hours from and after April 13, 2001, at the office of the Trust, One Financial Center, Boston, Massachusetts 02111. You are cordially invited to attend the Meeting.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. IF YOU HAVE BEEN PROVIDED WITH THE OPPORTUNITY ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM TO PROVIDE VOTING INSTRUCTIONS VIA TELEPHONE OR THE INTERNET, PLEASE TAKE ADVANTAGE OF THESE PROMPT AND EFFICIENT VOTING OPTIONS. The enclosed proxy is being solicited on behalf of the Board of Trustees of the Trust.

                                        By Order of the Board of Trustees

                                        PHILLIP S. GILLESPIE
                                        Secretary

Boston, Massachusetts
Dated: February 26, 2001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INTRODUCTION ............................................................    1

ITEM 1: APPROVAL OR DISAPPROVAL OF CHARTER AMENDMENT TO PERMIT
        REORGANIZATION OF THE TRUST INTO A MASTER/FEEDER STRUCTURE.......    2

ADDITIONAL INFORMATION ..................................................    4

EXHIBIT A ...............................................................  A-1

                                PROXY STATEMENT

                                   ----------

                  MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES
                              ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111

                                   ----------

                        SPECIAL MEETING OF SHAREHOLDERS

                                   ----------

                                 APRIL 27, 2001

                                   ----------

                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the "Board") of Merrill Lynch Funds For Institutions Series (the "Trust"), to be voted at the Special Meeting of Shareholders of the Trust (the "Meeting"), to be held at the offices of Merrill Lynch Investment Managers, L.P., One Financial Center, Boston, MA 02111, on Friday, April 27, 2001 at 10:00 a.m. (Eastern time). The approximate mailing date of this Proxy Statement is March 5, 2001.

        All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. The Meeting of shareholders is being called to consider and act upon one proposal. The proposal is to approve a charter amendment to permit the Board to convert the Trust to a master/feeder structure. Shareholders of each series of the Trust will vote together as a single class on the proposal.

        All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted:

        1) "FOR" the approval of a charter amendment permitting the Board to convert the Trust to a master/feeder structure.

        Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Trust at the Trust's address indicated above or by voting in person at the Meeting.

        The Board has fixed the close of business on February 12, 2001 (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the Record Date will be entitled to one vote for each share held and fractional votes for fractional shares held, with no shares having cumulative voting rights. As of the Record Date, each series of the Trust (each, a "Fund") had outstanding the number of shares of beneficial interest set forth below:

                                                         NUMBER OF SHARES
                                                            OUTSTANDING
NAME OF FUND                                          AS OF FEBRUARY 12, 2001
------------                                          -----------------------
Merrill Lynch Institutional Fund                         11,113,138,879.78
Merrill Lynch Government Fund                             3,088,902,849.02
Merrill Lynch Institutional Tax-Exempt Fund               3,222,056,026.94
Merrill Lynch Premier Institutional Fund                 23,331,573,318.30
Merrill Lynch Treasury Fund                                 819,439,636.86
                                                        ------------------
Total Shares Outstanding                                 41,575,110,710.90

        To the knowledge of the Trust, as of the Record Date, no entities owned beneficially more than five percent of the outstanding shares of any Fund at such date other than: Merrill Lynch Trust Company, Trustee FBO Employees Savings Plan of Mobil Oil Corporation, Attn: Mary Anne Bulick, P.O. Box 30532, New Brunswick, NJ 08989-0532 owning 154,873,456.38 shares of beneficial interest of Merrill Lynch Government Fund, representing 5.01% of the Fund, National Indemnity Company, Attn: Dale Geistkemper, 3024 Harney Street, Omaha, NE 68131-3580 owning 154,743,561.26 shares of beneficial interest of Merrill Lynch Government Fund, representing 5.01% of the Fund, Merrill Lynch Trust Company, FBO City of Roseville, Attn: Don Birstler, 101 Hudson Street, 11th Floor, Jersey City, NJ 07302-3915 owning 54,535,721.01 shares of beneficial interest of Merrill Lynch Treasury Fund, representing 6.66% of the Fund, Fuel Cell Energy Inc., 3 Great Pasture Road, Danbury, CT 06810-8153 owning 49,437,016.44 shares of beneficial interest of Merrill Lynch Treasury Fund, representing 6.03% of the Fund, and David A. Stamm, 8165 W. Hidden Lakes Drive, Granite Bay, CA 95746-9546 owning 44,047,298.53 shares of beneficial interest of Merrill Lynch Treasury Fund, representing 5.38% of the Fund.

        The Board knows of no business other than that mentioned in Item 1 of the Notice of Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

ITEM 1:  APPROVAL OR DISAPPROVAL OF CHARTER AMENDMENT TO PERMIT
         REORGANIZATION OF THE TRUST INTO A MASTER/FEEDER STRUCTURE

        The Board proposes to amend the Trust's charter to add a provision that would give the Board the express power to transfer in the ordinary course of business and upon the affirmative vote of a majority of the entire Board, all or substantially all of the assets of each series of the Trust (each such series will be referred to herein as a "Fund") to a corresponding series of another entity known in the investment company industry as a master fund in a "master/ feeder" structure. By voting in favor of this provision, shareholders are authorizing the Board to reorganize each Fund into a "master/feeder" structure if the Board believes the structure is in the best interests of the Fund and its shareholders. A copy of the proposed charter amendment is attached to this Proxy Statement as Exhibit A.

        The charters governing funds that are Massachusetts business trusts generally require shareholder approval before a fund transfers its assets to a master fund in order to convert to a master/feeder arrangement.

Accordingly, the Trust is seeking shareholder approval of a charter amendment that would permit such a transfer of assets to a master fund without shareholder approval in exchange for shares or other beneficial interests and would clarify the manner in which the Trust will operate in a master/feeder structure.

        In a master/feeder structure, a fund (the "Feeder Fund") sells its shares to public investors under the terms of its prospectus. Instead of investing the money it obtains from such sales directly in securities and other investments, it invests all of those assets in another fund (the "Master Fund") with substantially the same investment objectives and policies in return for shares in that Master Fund. The Master Fund then invests the assets in a portfolio of securities and other investments. Because the shareholders of the Feeder Fund own an indirect interest in the Master Fund, their investment has the same performance as the Master Fund's portfolio. Since any number of Feeder Funds can invest their assets in a single Master Fund, a master/feeder structure permits greater pooling of assets than does a stand alone fund. This ability to pool assets may, in turn, allow the Master Fund to achieve increased economies of scale and efficiencies in portfolio management. The master/feeder structure may also permit greater investor access to a single Master Fund portfolio, since any number of separate Feeder Funds with separate indentities, management, fee structures and/or distribution channels can all invest in the same Master Fund. An existing fund could convert to a Feeder Fund by (i) selling all of its investments and then purchasing shares of a Master Fund, an approach that involves brokerage and other transaction costs and the realization of taxable gain or loss, or (ii) by contributing its assets to the Master Fund in return for an interest therein and avoiding transaction costs and, if proper procedures are followed, avoiding the realization of taxable gain or loss. Approval of this
Item 1 by the shareholders of the Funds would permit the Board to convert each Fund to a Feeder Fund by using either alternative discussed in the preceding sentence. It is expected that each Fund that converts to a Feeder Fund will do so by transferring its assets to a corresponding series (each, a "Master Series") of the Master Fund in exchange for shares in the Master Series.

        Fund Asset Management, L.P. ("FAM"), the Trust's investment adviser, believes that, generally, the larger the pool of assets, the more efficiently and cost-effectively it can be managed. Because a Master Fund pools the assets of multiple Feeder Funds, it provides an effective means of creating larger asset pools. Whether the Board exercises its discretionary authority to convert a Fund to a master/feeder structure would depend upon the existence of appropriate opportunities to pool the Fund's assets with those of other Feeder Funds. As discussed above, the primary motivation for considering a master/feeder structure would be to seek to achieve possible economies of scale and efficiencies in portfolio management, while preserving separate indentities, management and distribution channels at the Feeder Fund level. The Board's decision to convert a Fund into a Feeder Fund would be based upon the Board's determination that it would be in the best interests of both the Fund and its shareholders.

        In the case of Merrill Lynch Tax-Exempt Fund, the conversion of this Fund and its operation in a master/feeder structure pursuant to the charter amendment will be viewed as a "reorganization" for the purpose of the Fund's investment restriction that permits an investment in other investment companies in a reorganization transaction.

        Because investment advisory services are provided at the Master Fund level, a Fund will no longer have an investment adviser if it converts to a Feeder Fund. The Master Fund will pay FAM an investment advisory fee based upon the net assets of each Master Series. A Feeder Fund may have its own administrator in a master/feeder structure. If a Fund converts to a master/ feeder fund structure, whenever a Master Series holds a vote of its Feeder Funds, the Fund will either pass the vote through to its own shareholders or vote the shares of the Master Series held by it in the same proportion as the votes of all other Feeder Funds. If some of the Feeder Funds are larger than a Fund, these other Feeder Funds would have more voting power than that Fund over the operations of the Master Series.

VOTE REQUIRED AND BOARD'S RECOMMENDATION
        Approval of Item 1 requires the affirmative vote of the holders of two-thirds of the shares of the Trust entitled to vote at the Meeting. If Item 1 is not approved, the Funds would remain as stand-alone funds and the Trustees will take such action as they deem necessary or appropriate in the best interests of the Trust's shareholders, subject to legal requirements.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS OF EACH FUND VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT TO PERMIT THE REORGANIZATION OF THE TRUST INTO A MASTER/FEEDER STRUCTURE.

                             ADDITIONAL INFORMATION

SOLICITATION, REVOCATION AND USE OF PROXIES
        A shareholder executing and returning a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of the Trust. Although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his proxy and vote in person.

        All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted as the Meeting in accordance with the directions on the proxies; if no direction is indicated on a properly executed proxy, such shares will be voted "FOR" the proposal.

        It is not anticipated that any matters other than the approval of the charter amendment will be brought before the Meeting. If, however, any other business properly is brought before the Meeting, proxies will be voted in accordance with the judgment of the persons designated on such proxies.

ADDITIONAL VOTING INFORMATION
        In addition to the use of the mails, proxies may be solicited by telephone, telegraph, facsimile or personal interview. Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholders' identity. In all cases where a telephonic authorization is solicited, the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer indentification number (in the case of a non-individual) and the number of shares owned and to confirm that the shareholder has received this Proxy Statement and proxy card in the mail. Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation. Shareholders requiring further information will respect to telephonic or electronically transmitted voting instructions or the proxy generally should call toll free 1-800-225-1576.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Trust a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

        A quorum for purposes of the Meeting consists of one-third of the Trust's total outstanding shares entitled to vote at the Meeting, present in person or by proxy. If, by the time scheduled for the Meeting, a quorum of shareholders is not present or if a quorum is present but sufficient votes in favor of the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders. Any such adjournment will require the affirmative vote of a majority of the shares of the Trust present in person or by proxy and entitled to vote at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that adjournment and additional solicitation are reasonable and in the interests of the shareholders of the Trust.

        The expenses of preparation, printing and mailing by the Trust of the proxy materials in connection with the matter to be considered at the meeting will be borne by FAM. FAM will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Trust. FAM also may hire proxy solicitors at its expense.

        In order to obtain the necessary vote at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Trust.

        Broker-dealer firms, including Merrill Lynch & Co. Inc., holding Trust shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Item 1 before the Meeting. The Trust understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may not, without instructions from their customers and clients, grant authority to the proxies designated to vote on Item 1. The Trust will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. Proxies which are returned but which are marked "abstain" or on which a broker-dealer has declined to vote on any proposal ("broker non-votes") will be counted as present for the purposes of a quorum. ML & Co. has advised the Trust that it intends to vote shares held in its name for which no instructions have been received, except as limited by agreement or applicable law, in the same proportion as the votes received from beneficial owners of those shares for which instructions have been received, whether or not held in nominee name. Abstentions and broker non-votes will be included in the determination of the number of shares present at the Meeting and will have the same effect as a vote against Item 1.

        The Declaration of Trust establishing the Trust, dated May 7, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Funds For Institutions Series" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of any Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Fund but the Trust Property only shall be liable.

ADDRESS OF INVESTMENT ADVISER AND DISTRIBUTOR
        The principal office of FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08543. The principal office of FAM Distributors, Inc., the distributor of the Trust, is 800 Scudders Mill Road, Plainsboro, New Jersey 08543.

ANNUAL REPORT DELIVERY
        The Trust will furnish, without charge, a copy of its annual report for the fiscal year ended April 30, 2000 and semi-annual report for the six months ended October 31, 2000 to any shareholder upon request. Such requests should be directed in writing to State Street Bank and Trust Company, P.O. Box 8118, Boston, Massachusetts 02266-8118 or by telephone to 1-800-225-5150 or 1-800-972-5555.

MEETINGS OF SHAREHOLDERS
        The Declaration does not require that the Trust hold an annual meeting of shareholders. The Trust will be required, however, to call special meetings of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Trust. The Trust also would be required to hold a special shareholders' meeting to elect new Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders. The Declaration provides for the calling of shareholders' meetings at the request of 10% of the outstanding shares or by a majority of the Trustees.

                                                By Order of the Board


                                                PHILLIP S. GILLESPIE
                                                SECRETARY

Boston, Massachusetts
Dated: February 26, 2001

                                                                       EXHIBIT A

                  MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                            CERTIFICATE OF AMENDMENT
                            TO DECLARATION OF TRUST

        The undersigned, constituting at least a majority of the Trustees of Merrill Lynch Funds For Institutions Series (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 7th day of May, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the holders of at least two-thirds of the outstanding shares of the Trust, to the Declaration:

VOTED: That Section 3.2 of Article III of the Declaration be, and it hereby is amended so that, as amended, it shall read as follows:

        3.2 Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

            (a) conduct, operate and carry on the business of an investment company;

            (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, futures contracts, options on futures contracts and other investments, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one of more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended.

                (c) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and any exemptive orders granted under the 1940 Act.

IN WITNESS WHEREOF, the undersigned have executed this Amendment this ___ day of _______, 2001.


------------------------------------     ------------------------------------
Robert W. Crook                          Terry K. Glenn


------------------------------------     ------------------------------------
A. Bruce Brackenridge                    Todd Goodwin


------------------------------------     ------------------------------------
Charles C. Cabot, Jr.                    George W. Holbrook, Jr.


------------------------------------     ------------------------------------
James T. Flynn                           W. Carl Kester


        The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Funds For Institutions Series" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.

                  MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                               FILE NO. 811-02857

            EXHIBIT TO ITEM NO. 77M (REORGANIZATIONS) -- ATTACHMENT

During the fiscal semi-annual period ending April 30, 2001, Merrill Lynch Rated Institutional Fund (the "Rated Fund"), Series No. 6 of Merrill Lynch Funds for Institutions Series (the "Registrant") merged into Merrill Lynch Institutional Fund (the "Institutional Fund"), Series No. 2 of the Registrant.

On September 11, 2000, at a meeting of the Board of Trustees of the Registrant, the Board of Trustees approved a Reorganization, which refers collectively to
(i) the acquisition of substantially all of the assets and the assumption of substantially all the liabilities of the Rated Fund by the Institutional Fund in exchange for an equal aggregate value of shares of the Institutional Fund to be issued to the Rated Fund shareholders and the subsequent distribution of such shares to the shareholders of the Rated Fund in liquidation of the Rated Fund; and (ii) the subsequent termination of the Rated Fund as a series of the Registrant in accordance with the laws of the Commonwealth of Massachusetts.

On December 13, 2000, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File Nos. 333-51766 and 811-08257) (the "N-14 Registration Statement"). The N-14 Registration Statement contained the proxy materials soliciting the approval of the Reorganization by the shareholders of the Rated Fund. Pre-Effective Amendment No. 1 to the N-14 Registration Statement was filed on January 8, 2001. The N-14 Registration Statement as so amended was declared effective by the Commission on January 9, 2001.

On February 5, 2001, the shareholders of the Rated Fund approved the Reorganization at a special meeting of shareholders held for that purpose. On February 8, 2001 (the "Reorganization Date"), pursuant to the Agreement, the Rated Fund transferred assets valued at $156,214,583.16 to the Institutional Fund and received in exchange 156,112,318.24 common shares of the Institutional Fund. Such shares were then distributed to the shareholders of the Rated Fund on that date in proportion to each shareholder's interest in the assets transferred. The Rated Fund ceased offering shares as of the Reorganization effective date.